                                               Filed Pursuant to Rule 424 (b)(3)
                                                      Registration No. 333-50026
                                   7.50% Convertible Subordinated Notes due 2007
                                                           CUSIP No. 019496 AB 4


                     ALLIED RISER COMMUNICATIONS CORPORATION

                   PROSPECTUS SUPPLEMENT DATED APRIL 19, 2001
                      TO PROSPECTUS DATED DECEMBER 15, 2000


         The selling security holders table on page 16 of the prospectus is hereby amended to update the information regarding the following entities in the prospectus and their respective amounts of 7.50% convertible subordinated notes due 2007.

                                                      CONVERTIBLE NOTES                      COMMON STOCK
                                             ------------------------------------    -----------------------------
                                             PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                                              OF CONVERTIBLE      OF CONVERTIBLE      NUMBER OF       NUMBER OF
     NAME OF SELLING SECURITY HOLDER            NOTES OWNED        NOTES OFFERED     SHARES OWNED   SHARES OFFERED
     -------------------------------         ----------------    ----------------    ------------   --------------
Harris Insight Convertible Securities Fund     $ 300,000.00        $ 300,000.00           0               0
J.B. Hanauer & Co.                             $ 250,000.00        $ 250,000.00           0               0